EXHIBIT 99.1

CUSIP# 678046 10 3 NYSE MKT: BQI

NEWS RELEASE

DATE: June 1, 2012

Oilsands Quest Applies to Delist from the NYSE MKT;
Pursues New Listing on the CNSX

CALGARY, ALBERTA – Oilsands Quest Inc. (NYSE MKT: BQI) (“Oilsands Quest” or “the Company”) has applied to delist its shares from the NYSE MKT following discussions with representatives from the NYSE MKT about the Company’s current status. Oilsands Quest has filed an application to list the Company's stock on the Canadian National Stock Exchange (“CNSX”), which would, if successful, enable Oilsands Quest’s shareholders to trade their shares once the new listing becomes active. Listing on the CNSX is subject to the Company meeting the exchange’s minimum listing qualifications and other requirements. The Company expects the delisting from the NYSE MKT to be effective before the end of June, 2012. If the application to list with the CNSX is successful, the Company’s objective is to have its shares listed and trading on or before the delisting from the NYSE MKT. Oilsands Quest will provide further disclosure with specific trading details as its application is processed by the CNSX.

Oilsands Quest continues to operate under the protection of the Companies’ Creditors Arrangement Act (Canada) and the supervision of a court-appointed monitor. The Company is also continuing to pursue the previously announced process to solicit offers to acquire, restructure or recapitalize the Company, with the assistance of TD Securities Inc. There can be no assurance that the solicitation process will result in a financing or a sale of the Company or in any other transaction.

Further to previous disclosure, Oilsands Quest received notice from the staff of the NYSE MKT that the Company remains out of compliance with certain of the NYSE MKT’s continued listing standards as set forth in Part 10 of the NYSE MKT’s Company Guide. Specifically, NYSE MKT noted that the Company is not in compliance with Section 1003(a)(iv) of the Company Guide because the Company has sustained losses which are so substantial in relation to the Company’s overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the NYSE MKT, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

The Company was afforded the opportunity to submit a plan of compliance to the NYSE MKT and on February 14, 2012 presented its most recent plan to the NYSE MKT. In its letter of February 24, 2012, the NYSE MKT notified Oilsands Quest that it accepted the Company’s plan of compliance and granted the Company an extension until May 18, 2012 to regain compliance with the continued listing standards. Subsequent to May 18, 2012, and because the Company has not regained compliance with continued listing standards, NYSE Regulation has indicated that the Company would likely be subject to delisting. Trading in the common shares of Oilsands Quest remains halted on NYSE MKT.

The CNSX is a streamlined stock exchange that provides a visible market for qualifying small-cap companies. It is recognized by the Ontario Securities Commission (“OSC”) as a stock exchange and is subject to OSC regulatory requirements. In addition, market surveillance and regulatory oversight on the CNSX are provided by the Investment Industry Regulatory Organization of Canada. Additional information is available at www.cnsx.ca.

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring and developing oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first commercial oil sands discovery.

CUSIP# 678046 10 3 NYSE MKT: BQI

For more information:
Investor Relations
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941

Forward-looking statements:

This news release includes certain statements that may be deemed to be “forward-looking statements”, including the Company’s plans to list its common shares on the CNSX. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements.

Forward-looking statements are statements other than relating to historical fact and are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to the ability to satisfy the minimum listing qualifications and other requirements of the CNSX, the ability to raise additional capital, risks associated with the Company’s ability to implement its business plan, its ability to successfully complete the previously announced Solicitation Process while under creditor protection, its ability to submit a timely plan to its stakeholders and the Court under the CCAA and to resolve its operational, legal and financial difficulties, risks inherent in the oil sands industry, regulatory and economic risks, land tenure risks and those factors listed under the caption “Risk Factors” in the Company’s Form 10-Q filed with the Securities and Exchange Commission on March 8, 2012. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.